UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 6, 2023

 EVERTEC, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Puerto Rico		66-0783622
(State or other jurisdiction of incorporation or organization)		(I.R.S. employer identification number)

Cupey Center Building,	Road 176, Kilometer 1.3,
San Juan,	Puerto Rico	00926
(Address of principal executive offices)		(Zip Code)
(787) 759-9999
(Registrant’s telephone number, including area code)
Not applicable
(Former name, former address and former fiscal year, if changed since last report)
COMMISSION FILE NUMBER 001-35872

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EVTC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2023, the Compensation Committee (the “Committee”) of Evertec, Inc. (the “Company”), approved a one-time special retention grant of restricted stock units (“RSUs”) pursuant to the Company’s 2022 Incentive Award Plan (the “Special Retention Grant”) for Morgan M. Schuessler, Jr., the President and Chief Executive Officer of the Company. Pursuant to the Special Retention Grant, the Company granted Mr. Schuessler a one-time award of 155,359 restricted stock units (“RSUs”) valued at $6,000,000 with a grant date of December 6, 2023. The RSUs are subject to time-based restrictions and 100% of the RSUs are scheduled to vest on the fourth anniversary of the grant date.

The Special Retention Grant is intended to properly incentivize Mr. Schuessler to remain as the Company’s Chief Executive Officer and President through the Vesting Date and thereby ensure his continued leadership of the Company.

The provisions governing the treatment of RSUs in the event of termination of Mr. Schuessler’s employment prior to the Vesting Date are set forth in Mr. Schuessler’s Amended and Restated Employment Agreement executed on February 24, 2022 (the “Employment Agreement”) and are as follows: (a) if there is a termination due to the Company’s non-renewal of the term of the Employment Agreement, or by the Company without “cause” or by Mr. Schuessler for “good reason,” and the date of termination occurs prior to a change in control or more than two years after a change in control, as of the date of termination the Special Retention Grant shall be prorated and shall become fully vested; (b) if there is a termination without “cause” or by Mr. Schuessler for “good reason” within two years after a change in control, or by reason of his death or disability, the Special Retention Grant shall become fully vested as of the date of termination. The definition of terms “cause,” “good reason,” “date of termination,” “change in control” and “disability” are set forth in the Employment Agreement.

The Committee approved the Special Retention Grant after consultation with the Company’s independent compensation consulting firm Frederic W. Cook & Co., Inc.

The foregoing summary of the Special Retention Grant is a general description only and is qualified in its entirety by reference to the full text of Mr. Schuessler’s RSU Agreement for the Special Retention Grant and his Employment Agreement.
Item 9.01 Financial Statements and Exhibits.

(d)Exhibits.

Number	Exhibit
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERTEC, Inc.
(Registrant)

Date: December 8, 2023	By:	/s/ Luis A. Rodríguez
Name: Luis A. Rodríguez
Title: Executive Vice President, Chief Legal and Administrative Officer and Secretary

EXHIBIT INDEX

Number	Exhibit
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)